Registration Statement No.333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CONCORD CAMERA CORP.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


         NEW JERSEY                                   13-3152196
------------------------------                   -------------------
(State or other jurisdiction                      (I.R.S. Employer
incorporation or organization)                   Identification No.)


   35 MILEED WAY, AVENEL, NEW JERSEY                    07001
---------------------------------------              ----------
(Address of Principal Executive Offices)             (Zip Code)


            CONCORD CAMERA CORP. STOCK OPTION PLAN FOR LAWRENCE PESIN
            ---------------------------------------------------------
                            (Full title of the plan)


                             CHIEF FINANCIAL OFFICER
                              CONCORD CAMERA CORP.
                                  35 MILEED WAY
                                AVENEL, NJ 07001
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (908) 499-8280
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 With a copy to:

                            RALPH J. SUTCLIFFE, ESQ.
                         KRONISH, LIEB, WEINER & HELLMAN
                           1114 Avenue of the Americas
                             New York, NY 10036-7798

                                -----------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of                                                         Amount
securities          Amount          Offering      Aggregate         of
 to be              to be            price        offering      registration
registered        registered      per share(1)      price           fee
--------------------------------------------------------------------------------
Common Stock
 no par value       60,000           $4.00         $240,000       $82.76
================================================================================

(1) Pursuant to Rule 457(h)(1), the offering price per share is the price at which the options issued pursuant to the employee stock option plan may be exercised.

                                  Page 1 of 12

                        Exhibit Index Located on Page 9

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The registrant's annual report on Form 10-K for the fiscal year ended June 30, 1996.

          (b) The description of the registrant's capital stock contained in the latest registration statement of the registrant under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (c) The Registrant's Proxy Statement for Annual Meeting of Shareholders, dated December 22, 1995.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain members of the law firm of Kronish, Lieb, Weiner & Hellman LLP, counsel to the registrant, own, in the aggregate, 43,500 shares of the registrant's no par value common stock ("Common Stock"). A portion of these shares were purchased in a December 1992 private placement for $5.00 per share.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act ("NJBCA") permits a corporation to indemnify its directors and officers against reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred by them in connection with any action or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for reasonable expenses (including attorneys' fees) incurred by directors and officers in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation unless and only to the extent that the Superior Court or the court in which such proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the Superior Court or such other court deems proper. The NJBCA further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action or proceeding referred to in this paragraph or in defense of any claim, issue or matter therein, such person shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.

     Pursuant to Article SEVENTH of the registrant's Certificate of Incorporation, as amended, the registrant will indemnify its corporate agents (as defined in the NJBCA) to the fullest extent permitted by Section 14A:3-5 of the NJBCA and pursuant to Article EIGHTH of the registrant's Certificate of Incorporation, as amended, the personal liability of the directors is limited to the fullest extent permitted by Section 14A:2-7(3) of the NJBCA.

     The registrant has entered into a certain indemnification agreement with Ira J. Hechler in order to induce Mr. Hechler to serve on the board of directors ("Board"). Pursuant to such agreement, Mr. Hechler will be indemnified and held harmless by the registrant to the fullest extent permitted by the NJBCA (described above) against all expenses reasonably incurred or suffered in any action, suit or proceeding involving Mr. Hechler by reason of the fact that he is or was a director of the registrant or served in another capacity at the request of the registrant.

     Pursuant to a certain Purchase Agreement dated May 29, 1992 between Mr. Hechler and the registrant, the registrant has also agreed to enter into indemnification agreements (in the same form as the indemnification agreement with Mr. Hechler) with the two directors that may be nominated by Mr. Hechler and elected to the Board.

     The registrant has entered into employment agreements with Jack C. Benun, the former Chairman and Chief Executive Officer, Ira B. Lampert, the current Chairman and Chief Executive Officer and Steve Jackel, the current President and Chief Operating Officer (each, individually, an "Officer"), which include certain indemnification provisions. Pursuant to such provisions, each Officer will be indemnified and held harmless by the registrant to the fullest extent permitted or authorized by the registrant's Certificate of

Incorporation or By-laws, or the NJBCA (described above) against all expenses reasonably incurred or suffered in any action, suit or proceeding involving any Officer by reason of the fact that such Officer is or was a director, officer, or employee of the registrant or served in another capacity at the request of the registrant.

     The registrant has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

Item 8. EXHIBITS

        4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to the registrant's Registration Statement on Form S-18 (No. 33-21156), declared effective July 12, 1988, and incorporated herein by reference.

        5-1   Opinion of counsel re: legality

        23-1  Consent of independent accountants

        23-2  Consent of counsel (included in Exhibit 5-1 above)

Item 9. UNDERTAKINGS

A. POST-EFFECTIVE AMENDMENTS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. CLAIMS FOR INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Avenel, State of New Jersey on the 25th day of October, 1996.


                                               CONCORD CAMERA CORP.
                                               (Registrant)


                                               By: /s/
                                                   -----------------------------
                                                   Ira B. Lampert,
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


         Signature                           Title                    Date
         ---------                           -----                    ----

(1) Principal Executive Officer:

/s/
---------------------------------   Chief Executive Officer,    October 25, 1996
    Ira B. Lampert                  Chairman and Director



(2) President:

/s/
---------------------------------   Chief Operating Officer,    October 25, 1996
    Steve Jackel                    Director and President



(3) Principal Financial Officer:

/s/
---------------------------------   Vice President and          October 25, 1996
    Barry M. Shereck                Chief Financial Officer



(4) Principal Accounting Officer:

/s/
---------------------------------   Corporate Controller        October 25, 1996
    Harlan I. Press

(5) Majority of Directors:

/s/
---------------------------------   Director                    October 25, 1996
    Eli Arenberg


/s/
---------------------------------   Director                    October 25, 1996
    Morris H. Gindi


/s/
---------------------------------   Director                    October 25, 1996
    Joel L. Gold


/s/
---------------------------------   Director                    October 25, 1996
    J. David Hakman


/s/
---------------------------------   Director                    October 25, 1996
    Ira J. Hechler


/s/
---------------------------------   Director                    October 25, 1996
    Kent M. Klineman

                                  EXHIBIT INDEX

Exhibit                                                                   Page
-------                                                                   ----
 4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to Registrant's Registration Statement on Form S-18 (No. 33-21156), declared effective July 12, 1988, and incorporated herein by reference.

 5-1  Opinion of counsel re: legality                                      8

23-1  Consent of independent accountants                                  10

23-2  Consent of counsel (included in Exhibit 5-1 above)